Exhibit 99.1

HollyFrontier
Weekly Communiqué #09—Merger Update
May 13, 2011
Friday the 13th or not, fortune continues to smile upon our respective organizations: we are on track for a July 1st closing. This will follow our respective shareholders’ meetings, currently planned for June 28th, at which the stockholders will cast their votes on—among other things—the issuance of shares in connection with the merger (in Holly’s case) and approving the merger agreement (in Frontier’s case).
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Now, as indicated last Friday, with the exception of a couple new FAQs resulting from last week’s Nellson’s News, today’s communiqué is a link to a video segment rather than a written document.
Today’s release (“Video One”) affords us the opportunity to answer two questions we often hear, “What’s the purpose of the merger?” and “What sort of culture does executive management want to create?”
Holly Corporation & Frontier Oil Corporation, Weekly Communiqué—Merger Update #09, Video One
Produced as one in a series of internal communications to their respective organizations, Frontier CEO Mike Jennings and Holly President Dave Lamp answer two frequently heard employee questions: “What’s the purpose of the merger?” and “What sort of culture does executive management want to create?”
(Video Runtime: 00:08:04. To ensure an optimal viewing experience, please allow time for the video to fully load before playing.)
The video can be viewed within the Holly Network at this intranet URL:http://video.hollycorp.com/HollyFrontier_Weekly-01.htm
In the likelihood you wish to share this video with family or friends, it can also be found in the public domain here: http://vimeo.com/23378801
We will release additional video segments in subsequent weeks that address more questions.

Employee FAQs
Nellson’s News (regarding IT) in last week’s communiqué generated a couple questions. They—and Nellson’s responses—are as follows:

Questions	Integration Team Response
If IT is considering a “Dallas Central” for servers, will that create any challenges at the refineries (by not having a server on site)?	Great question. Remember, a centralized IT organization does not necessarily mean that all servers will reside in Dallas. In the current Holly model, for example, there are dozens of servers outside the primary data center. The existing Holly refinery sites have servers for lab systems, data historians, tank gauging systems, file shares and other systems.

When evaluating what to centralize—and not—there are several factors to consider. Having a server on site makes sense in cases where 100% uptime and instant responses are critical. The control systems at the refineries are a great example of this. In addition to these control systems, having local or site-specific applications on a central server may not make sense because it adds unnecessary demand on the network, which can result in slower performance. Also, it doesn’t really save the company money to do that.

There are cases, however, where it does make sense to have an application on a central server. These include having a single application utilized across the entire company. SAP and email are good examples. In the case of SAP, it is very difficult to have a single process when the same software is running on multiple servers because it creates redundant expenditures resulting from hardware and support. Rest assured, we have great empathy for users’ response time, which is often a function of network bandwidth. We are in the process of rightsizing our network to optimize response time.

Outlook software has not been updated in several years, causing problems when it is needed for any internet solutions. Will this be a good time to update our Microsoft Office software?	Both Holly and Frontier had plans (and purchased licenses) to upgrade the Microsoft Suite this year. The merger activities delayed this upgrade a few months, but we expect to upgrade later this year or early in 2012.
Submitting Questions or Suggestions to our Integration Team
For those of you who have questions, suggestions or concerns about the Integration process—or have heard rumors and would like to surface these for a response, you may either submit them to your local HR Department—which will, in turn, share them with us—or you may email the HollyFrontier Integration Team at hollyfrontier_merger_questions@hollycorp.com. Please share what’s on your mind, as we cannot strive to meet unknown expectations or address unshared concerns.

Next Friday, May 20th, we will resume writing—and answer more FAQs, share additional updates and feature the EI Dorado refinery in Spotlight.
Have a great weekend and week,

Dave Lamp
President
Holly Corporation

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Holly Corporation (“Holly”) common stock in connection with the proposed merger will be submitted to Holly’s shareholders for their consideration, and the proposed merger will be submitted to shareholders of Frontier Oil Corporation (“Frontier”) for their consideration. Holly filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that included a joint proxy statement to be used by Holly and Frontier to solicit the required approval of their shareholders in connection with the proposed merger and constituted a prospectus of Holly. Holly and Frontier may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF HOLLY AND FRONTIER ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Holly and Frontier through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Holly will be available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555. Copies of documents filed with the SEC by Frontier will be available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600.
Holly, Frontier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Holly and shareholders of Frontier in connection with the proposed transaction. Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on March 21, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the effects of the proposed merger and statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to Holly and Frontier as of today’s date, and are not guarantees of the future performance of Holly, Frontier or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, although Holly and Frontier have signed an agreement for a subsidiary of Holly to merge with and into Frontier, there is no assurance that they will complete the proposed merger by a specified date or at all. The merger agreement will terminate if the companies do not receive the necessary approval of Holly’s shareholders or Frontier’s shareholders or government approvals or if either Holly or Frontier fails to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Holly’s and Frontier’s business and the combined company’s ability to compete in the highly competitive refining and marketing industry. The revenues, earnings and business prospects of Holly, Frontier and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in Holly’s, Frontier’s and the combined company’s markets; the demand for and supply of crude oil and refined products; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines; effects of governmental and environmental regulations and policies; the availability and cost of financing; the effectiveness of capital investments and marketing strategies; efficiency in carrying out construction projects; the ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist attacks and the consequences of any such attacks; and general economic conditions.
Holly and Frontier caution that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Holly’s and Frontier’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning Holly, Frontier, the proposed merger or other matters and attributable to Holly or Frontier or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Holly nor Frontier undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.